Exhibit 23.1

                        Consent of DELOITTE & TOUCHE LLP


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DELOITTE &
  TOUCHE LLP
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                             Suite 3900                Telephone: (503) 222-1341
                             111 S.W. Fifth Avenue     Facsimile: (503) 224-2172
                             Portland, Oregon 97204-3698



INDEPENDENT AUDITORS' CONSENT


The Boards of Directors
Oregon Trail Financial Corp.
Pioneer Bank, a Federal Savings Bank
Baker City, Oregon

We consent to the use in this Registration Statement on Form S-1 on behalf of Oregon Trail Financial Corp. of our report dated May 22, 1997, relating to the consolidated financial statements of Pioneer Bank, a Federal Savings Bank, and subsidiaries as of March 31, 1997 and for the nine-month period then ended, which appear in such Registration Statement. We also consent to the reference to us under the headings "Legal and Tax Opinions" and "Experts" contained in the Prospectus, which is a part of such Registration Statement.


/s/  DELOITTE & TOUCHE LLP
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     DELOITTE & TOUCHE LLP


Portland, Oregon
June 24, 1997


DELOITTE TOUCHE
Tohmatsu
International
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